                                                                     EXHIBIT 11

                      SECURITY CAPITAL GROUP INCORPORATED
                               AND SUBSIDIARIES

                    FULLY DILUTED EARNINGS PER COMMON SHARE
                          AND COMMON EQUIVALENT SHARE
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                         ----------------------
                                                            1997        1996
                                                         ----------- ----------
Reconciliation of net earnings per primary earnings per
 common share and common equivalent share computation
 to amount used for fully diluted computation:
  Net earnings per Consolidated Statements of
   Operations..........................................  $    50,294 $       46
  Add: Series A Preferred Share dividends..............        8,310      5,213
  Add: Interest expense--convertible debt, net of tax
   effect..............................................       53,881     44,869
                                                         ----------- ----------
      Net earnings, as adjusted........................  $   112,485 $   50,128
                                                         =========== ==========
Reconciliation of weighted average number of Class B
 shares outstanding per primary earnings per Class B
 share and Class B share equivalent share computation
 to amount used for fully diluted computation:
  Weighted average number of Class B shares outstanding
   per primary earnings per Class B share and common
   equivalent Class B share computation................   69,368,575 55,487,450
  Adjustments applicable to computation of fully
   diluted weighted average shares outstanding:
  Additional dilution under the treasury stock method
   applicable to options and warrants..................    1,953,299     42,450
  Weighted average effect of conversion of Series A
   Preferred Shares into Class B shares................    5,294,800  3,536,300
  Weighted average effect of conversion of convertible
   debentures into Class B shares......................   46,525,250 36,145,950
                                                         ----------- ----------
      Weighted average number of Class B shares, as
       adjusted........................................  123,141,924 95,212,150
                                                         =========== ==========
Primary earnings per common share and common equivalent
 share.................................................  $       .73 $     .001
                                                         =========== ==========
Fully diluted earnings per common share and common
 equivalent share (1)..................................  $       .91 $      .53
                                                         =========== ==========

--------
(1) Fully diluted earnings per common share and common equivalent share is not presented on the Consolidated Statements of Operations as the effect of the conversion of the preferred shares and the convertible debt into common shares would be anti-dilutive.

                                                                   EXHIBIT 11.1

                      SECURITY CAPITAL GROUP INCORPORATED
                               AND SUBSIDIARIES

                    FULLY DILUTED EARNINGS PER COMMON SHARE
                          AND COMMON EQUIVALENT SHARE
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                        THREE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                      -----------------------
                                                         1997        1996
                                                      ----------- -----------
Reconciliation of net earnings per primary earnings
 per common share and common equivalent share
 computation to amount used for fully diluted
 computation:
  Net earnings per Consolidated Statements of
   Operations.......................................  $    47,926 $    10,908
  Add: Series A Preferred Share dividends...........        3,097       2,607
  Add: Interest expense--convertible debt, net of
   tax effect.......................................       18,376      15,619
                                                      ----------- -----------
      Net earnings, as adjusted.....................  $    69,399 $    29,134
                                                      =========== ===========
Reconciliation of weighted average number of Class B
 shares outstanding per primary earnings per Class B
 share and Class B share equivalent share computa-
 tion to amount used for fully diluted computation:
  Weighted average number of Class B shares
   outstanding per primary earnings per Class B
   share and common equivalent Class B share
   computation......................................   72,400,217  58,215,100
  Adjustments applicable to computation of fully
   diluted weighted average shares outstanding:
  Additional dilution under the treasury stock
   method applicable to options and warrants........    1,501,208      10,500
  Weighted average effect of conversion of Series A
   Preferred Shares into Class B shares.............    5,294,800   5,294,800
  Weighted average effect of conversion of
   convertible debentures into Class B shares.......   47,447,200  38,603,850
                                                      ----------- -----------
      Weighted average number of Class B shares, as
       adjusted.....................................  126,643,425 102,124,250
                                                      =========== ===========
Primary earnings per common share and common
 equivalent share...................................  $       .66 $       .19
                                                      =========== ===========
Fully diluted earnings per common share and common
 equivalent share...................................  $       .55 $       .29(1)
                                                      =========== ===========

--------
(1) Fully diluted earnings per common share and common equivalent share is not presented on the Consolidated Statement of Operations, for the three months ended September 30, 1996, as the effect of the conversion of the preferred shares and the convertible debt into common shares would be anti-dilutive.